UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
COMPTROLLER OF THE CURRENCY

In the Matter of: Los Alamos National Bank Los Alamos, New Mexico	) ) )	AA-EC-2013-107

CONSENT ORDER
WHEREAS, the Comptroller of the Currency of the United States of America ("Comptroller" or "OCC"), through his authorized representative, has supervisory authority over Los Alamos National Bank, Los Alamos, New Mexico ("Bank");
WHEREAS, the Bank, by and through its duly elected and acting Board of Directors ("Board"), has executed a Stipulation and Consent to the Issuance of a Consent Order ("Stipulation and Consent"), dated December 17, 2013 that is acceptable to the Comptroller; and
WHEREAS, by this Stipulation and Consent, which is incorporated by reference, the Bank has consented to the issuance of this Consent Order ("Order") by the Comptroller;
NOW, THEREFORE, pursuant to the authority vested in him by the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1818, the Comptroller hereby orders that:

ARTICLE I
COMPLIANCE COMMITTEE
(1)  The Board shall maintain an active Compliance Committee of at least three (3) directors, of which no more than one (1) shall be an employee or controlling shareholder of the Bank or any of its affiliates (as the term "affiliate" is defined in 12 U.S.C. § 371c(b)(1)), or a family member of any such person.  The names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member shall immediately be submitted in writing to the Director for Special Supervision ("Director").  The Compliance Committee shall be responsible for monitoring and coordinating the Bank's adherence to the provisions of this Order.
(2)  The Compliance Committee shall meet at least monthly.
(3)  Within sixty (60) days of the date of this Order and every thirty (30) days thereafter, or within such other time period as the Director requires in writing, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:
(a) a description of the actions needed to achieve full compliance with each Article of this Order, Bank personnel responsible for implementing the corrective actions and the time frames for completion;
(b) actions taken to comply with each Article of this Order; and
(c) the results and status of those actions.
(4)  The Board shall forward a copy of the Compliance Committee's monthly report, with any additional comments by the Board, to the Director within ten (10) days of receiving such report.

ARTICLE II
CAPITAL PLAN AND HIGHER MINIMUMS
(1)  The Bank shall continue to meet and maintain the following capital ratios (as defined in 12 C.F.R. Part 3):
(a) Tier 1 capital to adjusted total asset ratio at least equal to eight percent (8%); and

(b) Total risk-based capital ratio at least equal to eleven percent (11%).
(2)  The requirement in this Order to meet and maintain a specific capital level means that the Bank may not be deemed to be "well capitalized" for purposes of 12 U.S.C. § 1831o and
12 C.F.R. Part 6, pursuant to 12 C.F.R. § 6.4(b)(1)(iv).
(3)  Within ninety (90) days of the date of this Order, the Board shall develop and implement an effective internal capital planning process to assess the Bank's capital adequacy in relation to its overall risks and to ensure maintenance of appropriate capital levels, which shall not be less than the requirements of paragraph (1) of this Article without the prior expression of no supervisory objection from the Director.  The capital planning process shall be consistent with OCC Bulletin 2012-16 (Guidance for Evaluating Capital Planning and Adequacy) (June 7, 2012), and shall ensure the integrity, objectivity, and consistency of the process through adequate governance.  The Board shall document the initial capital planning process and thereafter review and document the capital planning process at least annually or more frequently if requested by the Director in writing.
(4)  Within ninety (90) days of the date of this Order, the Board shall forward to the Director for his review, pursuant to paragraph (6) of this Article, a revised written Capital Plan for the Bank, consistent with the Strategic Plan pursuant to Article III, covering at least a two-year period.  The Capital Plan shall, at a minimum:
(a)  include specific plans for the maintenance of adequate capital, which may not be less than the requirements of paragraph (1) of this Article without the prior expression of no supervisory objection from the Director;
(b)  identify and evaluate all material risks;

(c)  determine the Bank's capital needs in relation to material risks and strategic direction, as set forth in the Strategic Plan;
(d)  identify and establish a strategy to strengthen capital, if necessary, and establish a contingency or back-up capital plan commensurate with the Bank's overall risk and complexity;
(e)  include detailed quarterly financial projections; and
(f)  include specific plans detailing how the Bank will comply with restrictions or requirements set forth in this Order that will have an impact upon the bank's capital.
 (5)  The Bank may declare or pay a dividend or make a capital distribution only:
(a)  when the Bank is in compliance with its approved Capital Plan and would remain in compliance with its approved Capital Plan immediately following the declaration or payment of any dividend or the capital distribution;
(b)  when the Bank is in compliance with 12 U.S.C. §§ 56 and 60; and,
(c)  following the prior written determination of no supervisory objection by the Director.
(6)  Prior to the adoption by the Board, a copy of the Capital Plan shall be submitted to the Director for a prior written determination of no supervisory objection.   The Board shall review and update the Bank's Capital Plan at least annually and more frequently if necessary or if required by the Director in writing.  Revisions to the Bank's Capital Plan shall be submitted to the Director for a prior written determination of no supervisory objection.  At the next Board meeting following receipt of the Director's written determination of no supervisory objection, the Board shall adopt and the Bank, subject to Board review and ongoing monitoring, shall implement and thereafter ensure adherence to the Capital Plan and any amendments or revisions thereto.
(7)  At least quarterly, the Board shall prepare a written evaluation of the Bank's performance against the Capital Plan and shall include a description of the actions the Board will require the Bank to take to address any deficiencies, which shall be documented in the Board meeting minutes.  Upon completion of its evaluation, the Board shall submit a copy to the Director.
(8)  If the Bank fails to maintain the capital ratios required by paragraph (1) of this Article, fails to submit a Capital Plan as required by paragraph four (4) of this article, or fails to implement a Capital Plan to which the Director has provided a written determination of no supervisory objection, then the Bank may, in the Director's sole discretion, be deemed undercapitalized for purposes of this Order.  The Bank shall take such corrective measures as the OCC may direct in writing from among the provisions applicable to undercapitalized depository institutions under 12 U.S.C. § 1831o(e) and 12 C.F.R. Part 6 for national banks.  For purposes of this requirement, an action "necessary to carry out the purpose of this section" under 12 U.S.C.
§ 1831o(e)(5) shall include restoration of the Bank's capital to the minimum ratios required by this Order, and any other action deemed advisable by the OCC to address the Bank's capital deficiency or the safety and soundness of its operations.

ARTICLE III
STRATEGIC PLAN
(1)  Within one-hundred-twenty (120) days of the date of this Order, the Board shall forward to the Director for his review, pursuant to paragraph (3) of this Article, a revised written Strategic Plan for the Bank that is acceptable to the Director, covering at least a two-year period.  The Strategic Plan shall establish objectives for the Bank's overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital and liquidity adequacy, together with strategies to achieve those objectives, and shall, at a minimum, include:
(a) a mission statement that forms the framework for the establishment of strategic goals and objectives;
(b)  the strategic goals and objectives to be accomplished, including key financial indicators and risk tolerances;
(c)  an assessment of the Bank's strengths, weaknesses, opportunities and threats that impact strategic goals and objectives;
(d)  an identification and prioritization of initiatives and opportunities, including timeframes that take into account the requirements of this Order;
(e)  a description of the Bank's targeted market(s) and competitive factors in its identified target market(s) and a description of control systems to mitigate risks in the Bank's markets;
(f)  an assessment of the present and planned product lines (assets and liabilities) and the identification of appropriate risk management systems to identify,

measure, monitor, and control risks within the product lines;
(g)  assigned responsibilities and accountability for the strategic planning process; and
(h)  a description of systems and metrics designed to monitor the Bank's progress in meeting the Strategic Plan's goals and objectives.
(2)  Prior to adoption by the Board, a copy of the Strategic Plan, and any subsequent amendments or revisions, shall be submitted to the Director for review and prior written determination of no supervisory objection.  At the next Board meeting following receipt of the Director's written determination of no supervisory objection, the Board shall adopt and the Bank, subject to Board review and ongoing monitoring, shall immediately implement and ensure adherence to the Strategic Plan and any amendments or revisions thereto.
(3)  The Bank may not initiate any action that deviates significantly from the Strategic Plan (that has received written determination of no supervisory objection from the Director and that has been adopted by the Board) without a written determination of no supervisory objection from the Director.  The Board must give the Director a minimum of thirty (30) days advance, written notice of its intent to deviate significantly from the Strategic Plan, along with an assessment of the impact of such change on the Bank's condition, including a profitability analysis and an evaluation of the adequacy of the Bank's organizational structure, staffing, management information systems, internal controls, and written policies and procedures to identify, measure, monitor, and control the risks associated with the change in the Strategic Plan.  For the purposes of this Article, changes that may constitute a significant deviation from the Strategic Plan include, but are not limited to, a change in the Bank's marketing strategies, products and services, marketing partners, underwriting practices and standards, credit administration, account management, collection strategies or operations, fee structure or pricing, accounting processes and practices, or funding strategy, any of which, alone or in aggregate, may have a material impact on the Bank's operations or financial performance; or any other changes in personnel, operations, or external factors that may have a material impact on the Bank's operations or financial performance.
(4)  At least quarterly, the Board shall prepare a written evaluation of the Bank's performance against the Strategic Plan and shall include a description of the actions the Board will require the Bank to take to address any shortcomings, which shall be documented in the Board meeting minutes.  Upon completion of its evaluation, the Board shall submit a copy to the Director.
(5)  The Board shall review and update the Strategic Plan at least annually and more frequently if necessary or if required by the Director in writing.
(6)  Until the Strategic Plan required under this Article has been submitted by the Bank for the Director's review, has received a written determination of no supervisory objection from the Director, and is being implemented by the Bank, the Bank shall not significantly deviate from the products, services, asset composition and size, funding sources, structure, operations, policies, procedures, and markets of the Bank that existed before this Order without first obtaining the Director's prior written determination of  no supervisory objection to such significant deviation.  Any request to the Director for prior written determination of no supervisory objection to a significant deviation must be submitted to the Director at least thirty (30) days in advance of the significant deviation, along with an assessment of the impact of such change on the Bank's condition, including a profitability analysis and an evaluation of the adequacy of the Bank's organizational structure, staffing, management information systems, internal controls, and written policies and procedures to identify, measure, monitor, and control the risks associated with the change.

ARTICLE IV
BOARD AND MANAGEMENT
(1)  Within one hundred and twenty (120) days of this Order, the Board shall adopt and take the necessary steps to implement corporate governance and decision-making processes to correct the Bank's deficiencies in management leadership and Board oversight as described in the most recent ROE and preceding ROEs.  At a minimum, the Board shall ensure and document the following:
(a)  senior executive officers are capable of performing present and anticipated duties, factoring in each officer's past actual performance, experience, and qualifications, compared to their position description, duties and responsibilities, with particular emphasis on their proposed responsibilities to execute the Strategic Plan and correct the concerns raised in the ROE;
(b)  clear lines of responsibility and authority for the Chairman of the Board and each senior executive officer, including but not limited to, the Chief Executive Officer, President, Chief Credit Officer, Chief Operating Officer, and Chief Financial Officer;
(c)  a management employment and succession program to promote the retention and continuity of capable management;
(d)  sufficient policies, processes, personnel, and control systems to effectively implement and adhere to all provisions of this Order, and that Bank personnel have sufficient training and authority to execute their duties and responsibilities under this Order;
(e)  a process to evaluate, at least annually, the Bank's overall internal operations, staffing, Board and management oversight and information systems, policies, procedures and other risk management systems with time sensitive strategies to address any deficiencies;
(f)  a process exists to ensure that management appropriately responds to all deficiencies identified in any audit, compliance or regulatory reports; and
(g)  that the Board receives and reviews sufficient information from management and the Compliance Committee (including scope, frequency and content) on the operation of the Bank and compliance with this Order to enable them to provide oversight and fulfill their fiduciary duties and other responsibilities under law and as outlined in the OCC's The Directors Book and "Duties and Responsibilities of Directors" booklet of the Comptroller's Handbook.
(2)  The Board shall establish, at least annually, the objectives by which senior executive officers' effectiveness will be measured.
(3)  The Board shall ensure that annual written performance appraisals are prepared and reviewed for each Bank senior executive officer that evaluates performance according to the position's description and responsibilities.  Each annual written performance appraisal also must address the following as it applies to each senior executive officer:
(a)  compliance with objectives established by the Board;
(b)  compliance with Board approved policies and procedures;
(c)  compliance with Board approved strategic and capital plans;
(d)  compliance with action plans to remedy issues raised in ROEs or audit reports; and
(e)  compliance with laws, regulations, regulatory guidance, and this Order.
(4)  The Board shall ensure that the Bank addresses any deficiencies identified pursuant to paragraph three (3) of this Article.
(5)  The Board shall continue to ensure that processes for vendor management conform with OCC Bulletin  2013-29 (October 30, 2013) Third Party Relationships.  Management must perform and document initial due diligence and ongoing monitoring of its third-party vendors, and must develop a vendor risk assessment of the Bank's critical vendors to determine the depth and frequency of ongoing monitoring.

ARTICLE V
AUDIT
(1)  Within ninety (90) days of the date of this Order, the Board, or a designated committee of the Board, shall adopt, implement, and thereafter ensure Bank adherence to independent internal and external, risk-based, audit programs of all Bank operations sufficient in scope, testing and documentation to comply with 12 C.F.R. Part 363, and:
(a)  detect irregularities and weak practices in the Bank's operations;

(b)  determine the adequacy of internal controls;
(c)  determine the Bank's level of compliance with all applicable laws, rules and regulations;
(d)  assess and report the effectiveness of policies, procedures, controls, and management oversight relating to accounting and financial reporting;
(e)  evaluate the Bank's adherence to established policies and procedures, including but not limited to the Bank's adherence to its policies and procedures regarding problem loan identification and classification, Allowance for Loan and Lease Losses,  BSA/AML Program, Information Technology, and Consumer Compliance;
(f)  adequately cover Bank activities to maintain or improve the efficiency and effectiveness of the Bank's risk management, internal controls, and corporate governance functions;
(g)  ensure timely follow-up on identified deficiencies to ensure their correction; and
(h)  establish an annual audit plan using a risk based approach sufficient to achieve these objectives.
(2)  The Board shall ensure that the audit program is independent.  The persons responsible for implementing the internal audit program described above shall continue to report directly to the Board Audit Committee, which shall have the sole power to direct the audit program activities.
(3)  The Board Audit Committee shall exercise appropriate oversight of the audit function, with particular emphasis on an adequately staffed department or outside firm with respect to both the experience level and number of the individuals dedicated to the Bank's audit function.
(4)  All audit reports shall be in writing, provide conclusions, and be supported by adequate work papers, which must be provided to the Bank.  The Board shall ensure that immediate actions are undertaken to remedy deficiencies cited in audit reports, and that the Bank maintains a written record describing those actions. The Board shall ensure that management provides detailed explanations in those circumstances, if any, where the deficiencies cannot be remedied, and that the audit staff maintain a written record describing those actions.  The Board shall require timely independent written follow-up for any uncorrected deficiencies.   The audit staff shall evaluate in writing the effectiveness of the corrective actions and recommend additional corrective actions, as necessary.
(5)  The Board Audit Committee shall evaluate the audit reports of any party providing services to the Bank, shall assess the impact on the Bank of any audit deficiencies cited in such reports, and report this assessment to the Board.

ARTICLE VI
BOOKS AND RECORDS
(1)  The Board shall immediately take all necessary action to ensure that the Bank's books, records and internal management information systems (MIS) are restored to a complete and accurate condition.
(2)  Within sixty (60) days of the date of this Order the Board shall develop and forward to the Director for his review, pursuant to paragraph (3) of this Article, an Action Plan, including a timetable for the implementation of the Action Plan, detailing how the Board and Management will ensure that the books, records and internal MIS will be maintained in a complete and accurate condition.  The program shall address, at a minimum, the following:
(a)  procedures to ensure Call Reports and other regulatory reports are accurate;
(b)  timing and frequency of auditing and transaction testing of reports presented to the Board by management;
(c)  procedures to ensure MIS is accurate; and
(d)  standards for which Bank personnel will be held accountable to ensure compliance with the requirements of this Article.
(3)  Prior to adoption by the Board, a copy of the Action Plan developed pursuant to this Article shall be submitted to the Director for review and prior written determination of no supervisory objection.  At the next Board meeting following receipt of the Director's written determination of no supervisory objection, the Board shall adopt and the Bank (subject to Board review and ongoing monitoring) shall implement and thereafter ensure adherence to the Action Plan.

ARTICLE VII
LOAN PORTFOLIO MANAGEMENT
(1)  Within ninety (90) days of the date of this Order, the Board shall revise, and the Bank, subject to Board review and ongoing monitoring, shall implement and thereafter ensure adherence to a written program to improve the Bank's loan portfolio management.  The program and corresponding procedures shall be consistent with the "Loan Portfolio Management" booklet of the Comptroller's Handbook.  The program shall include, but not be limited to, the following minimum requirements:
(a)  procedures to ensure conformance with sound loan underwriting and approval requirements, including the use of loan covenants;
(b)  procedures that address previous weak underwriting practices;
(c)  procedures to ensure that extensions of credit are granted, by renewal or otherwise, to any borrower only after obtaining and analyzing current and satisfactory credit information;
(d)  procedures to ensure satisfactory loan presentation documentation and annual credit review documentation;
(e)  procedures regarding satisfactory administration of working capital lines of credit and asset-based loans;
(f)  procedures to ensure satisfactory and perfected collateral documentation;
(g)  procedures to track and analyze policy exceptions; and
(h)  procedures to identify, measure, monitor and control concentrations of credit that are consistent with the "Concentration of Credit" booklet of the Comptroller's Handbook.
(2)  The Board shall ensure that all Bank lenders or any other personnel performing credit analyses receive loan policy training at least annually and be adequately trained in cash flow analysis, particularly analysis using information on a global cash flow basis, evaluation of contingent liabilities, and verification of liquidity.  Processes and procedures must be in place to ensure that additional training is provided as needed.

ARTICLE VIII
CREDIT RISK RATINGS
(1)  Within ninety (90) days, and quarterly thereafter, loan officers or other responsible staff shall conduct a review of all credit relationships that in aggregate equal or exceed seven hundred fifty thousand dollars ($750,000).
(2)  Within ninety (90) days, the Board shall adopt, and the Bank, subject to Board review and ongoing monitoring, shall implement and thereafter ensure adherence to a written program designed to ensure that the risks associated with the Bank's loan portfolio are properly reflected and accounted for on the Bank's books and records.  The program shall include, at a minimum, provisions requiring that:
(a)  The Bank's loans and other assets are appropriately and timely risk rated and charged off by the lending officers using a loan grading system that is based upon current facts, existing repayment terms, and that is consistent with the guidelines set forth in "Rating Credit Risk" booklet of the Comptroller's Handbook; and
(b)  officers and other appropriate personnel are held accountable, including in performance evaluations and compensation, for failing to appropriately and timely risk rate and/or place loans on nonaccrual.
(3)  Within sixty (60) days of the date of this Order, the Board shall revise, adopt, and the Bank, subject to Board review and ongoing monitoring, shall implement and thereafter ensure adherence to an effective, independent, and on-going loan review system to review regularly the

Bank's loan and lease portfolios to assure the timely identification and categorization of problem credits.  The system shall provide for a written report to be filed with the Board or a designated committee after each review and shall use a loan and lease grading system consistent with the guidelines set forth in "Rating Credit Risk" and "Allowance for Loan and Lease Losses" booklets of the Comptroller's Handbook.  Such written reports shall include, at a minimum, conclusions regarding the following:
(a)  the overall quality of the loan and lease portfolios;
(b)  the identification, type, rating, and amount of all problem loans and leases;
(c)  the identification and amount of delinquent and nonaccrual loans and leases;
(d)  the identification and status of credit related violations of law, rule, or regulation;
(e)  credit underwriting and documentation exceptions;
(f)  credit analysis and documentation of such analysis;
(g)  accuracy of internal risk ratings;
(h)  completeness and effectiveness of problem loan workout plans;
(i)  the accuracy of the Bank's recognition of troubled debt restructurings;
(j)  loans and leases to executive officers, directors, principal shareholders (and their related interests) of the Bank;
(k)  identify the loan officers who originated and are currently servicing each loan reported in accordance with subparagraphs (b) through (e) of Article VIII(3); and
(l)  the accuracy of specific allocations to the Allowance for Loan and Lease Losses (ALLL) and the ALLL methodology.

(4)  The Board shall evaluate the written report(s) prepared to monitor compliance with this Article.  Further, the Board shall ensure that immediate, adequate, and continuing remedial action is taken to correct any deficiencies noted in these report(s).

ARTICLE IX
PROBLEM ASSET MANAGEMENT
(1)  The Board shall continue to take timely action to protect its interest in those assets criticized as "doubtful," "substandard," or "special mention" in the most recent ROE, in any subsequent ROE, by internal or external loan review, or in any list provided to management by examiners.
(2)  Within sixty (60) days of the date of this Order, the Board shall revise and the Bank, subject to Board review and ongoing monitoring, shall implement and thereafter ensure adherence to a written program designed to eliminate the basis of criticism of those assets criticized as "doubtful," "substandard," or "special mention" in the most recent ROE, in any subsequent ROE, by any internal or external loan review, or in any list provided to management by the examiners during any examination.  The program shall include:
(a)  adequate systems and reports to measure the status of workout plans on each problem asset; and
(b)  the development of Problem Asset Reports (PARs) identifying all credit relationships (including SBA guaranteed loans and participations) and other assets totaling in the aggregate seven hundred fifty thousand dollars ($750,000) or more, criticized as "doubtful,"  "substandard," or "special mention."  The PARs must be updated and submitted to the Board or a committee designated by the Board monthly and to the Director quarterly.
(3)  Each PAR shall cover an entire credit relationship and other assets, and include, at a minimum, analysis and documentation of the following:
(a)  the origination date and any renewal or extension dates, amount, purpose of the loan or other asset, and the originating and current handling officer(s);
(b)  the expected primary and secondary sources of repayment, and an analysis of the adequacy of the repayment source;
(c)  the appraised value of supporting collateral, along with the date and source of the appraisal, and the position of the Bank's lien on such collateral, as well as other necessary documentation to support the current collateral valuation;
(d)  an analysis of current and complete credit information, including a global cash flow analysis;
(e)  results of any impairment analysis as required under Accounting Standards Codification (ASC) Topic 310;
(f)  accurate risk ratings consistent with the classification standards contained in the Comptroller's Handbook on "Rating Credit Risk;"
(g)  appropriate accrual status pursuant to the FFIEC Instructions for the Preparation of Consolidated Reports of Condition and Income;
(h)  significant developments, including a discussion of changes since the prior PAR, if any; and
(i)  the proposed action to eliminate the basis of criticism and the time frame for its accomplishment, including, if appropriate, an exit strategy.
(4)  The Bank shall not extend credit, directly or indirectly, including renewals, modifications or extensions, to a borrower whose loans or other extensions of credit are criticized as "doubtful," "substandard," or "special mention," in any ROE, in any internal or external loan review, or in any list provided to management by examiners during any examination, unless and until a majority of the Board, or a designated committee thereof, determines in writing that each of the following conditions for loans or extensions of credit totaling in the aggregate seven hundred fifty thousand dollars ($750,000) or more are met:
(a)  the extension of additional credit is necessary to promote the best interests of the Bank;
(b)  a written credit and collateral analysis is performed; and
(c)  the PAR for that borrower will not be compromised by the extension of additional credit.

ARTICLE X
ALLOWANCE FOR LOAN AND LEASE LOSSES
(1)  Within ninety (90) days of the date of this Order, the Board shall adopt, and the Bank, subject to Board review and ongoing monitoring, shall implement and ensure compliance with written policies and procedures for the maintenance of an adequate Allowance for Loan and Lease Losses.  The policies and procedures shall be consistent with the guidance on maintaining a proper ALLL found in the Interagency Policy statement regarding the ALLL contained in OCC Bulletins 2001-37 (July 20, 2001) and 2006-47 (December 13, 2006) and with "Allowance for

Loan and Lease Losses," booklet of the Comptroller's Handbook, and shall incorporate the following:
(a)  loan risk ratings;
(b)  results of the Bank's independent loan review;
(c)  criteria for determining which loans will be reviewed under  ASC Topic 310, how impairment will be determined, and procedures to ensure the analysis of loans complies with ASC 310 requirements;
(d)  criteria for determining loan pools under ASC 450 and an analysis of those loan pools;
(e)  recognition of non-accrual loans in conformance with GAAP and regulatory guidance;
(f)  loan loss experience;
(g)  trends of delinquent and non-accrual loans;
(h)  concentrations of credit in the Bank; and
(i)  present and projected economic and market conditions.
(2)  The policy and procedures shall provide for a review of the ALLL by the Board at least once each calendar quarter.  Any deficiency in the ALLL shall be remedied in the quarter it is discovered, prior to the filing of the Consolidated Reports of Condition and Income, by additional provisions from earnings.
(3)  Any reduction in the level of ALLL resulting from the quarterly review must be submitted to the Director for his non-objection no less than twenty (20) days prior to the filing of the Consolidated Reports of Condition and Income.

(4)  Written documentation of the factors considered and conclusions reached by the Board in determining the adequacy of the ALLL shall be maintained.
(5)  A copy of the Board's ALLL policy and procedures, and any subsequent revisions, shall be submitted to the Director.

ARTICLE XI
INTEREST RATE RISK MANAGEMENT
(1)  Within ninety (90) days of the date of this Order the Board shall develop, implement, and thereafter ensure adherence to a revised written interest rate risk program that is consistent with OCC Bulletin 2010-1 (Interest Rate Risk: Interagency Advisory on Interest Rate Risk Management) dated January 6, 2010 and OCC Bulletin 2012-5 (Interest Rate Risk Management: FAQs on 2010 Interagency Advisory on Interest Rate Risk Management) dated January 12, 2012.  The program shall at a minimum:
(a)  ensure senior management understands, documents, and at least quarterly adjusts, as needed, assumptions used in the Bank's interest rate risk models;
(b)  establish adequate management reports on which to base sound interest rate risk management decisions for both short- and long-term risks;
(c)  establish policies and procedures to regularly test the validity of interest rate risk model assumptions and the accuracy of information inputs;
(d)  establish prudent short- and long-term limits on the nature and amount of interest rate risk the Board is willing to accept in relation to earnings and capital;
(e)  ensure adequate knowledge of staff managing and monitoring interest rate risk; and
(f)  ensure an independent validation of interest rate risk models on at least an annual basis.

ARTICLE XII
THIRD-PARTY CONTRACTS INVOLVING SALE,
MERGER, OR RECAPITALIZATION OF THE BANK
(1)  Effective immediately, the Bank shall not enter into any contract with a third party to assist in the sale, merger, or recapitalization of the Bank that requires the payment of anything other than expenses prior to such sale, merger, or recapitalization, or that requires the Bank to pay, directly or indirectly, the cost of performing due diligence, or other services related to the transaction, unless the Bank first receives the Director's written determination of no supervisory objection.
(2)  Any request for the Director's written determination of no supervisory objection shall be in writing and shall include:
(a)  a description of the due diligence credit review, fairness opinion, or any other services to be performed by the third party, including a copy of the proposed contract or engagement;
(b)  a description of the Bank's due diligence process for agreeing to the services to be performed by a potential purchaser or merger partner; and
(c)  a determination by the Board that:
(i)  the activities to be performed by the third party as part of the sale or merger requirements are fair and reasonable to the Bank;
(ii)  the parties are able to perform under the contract or commitment;
(iii)  the fees the Bank is required to pay to the third party are reasonable for the services provided; and
(iv)  the contract is in the best interests of the Bank.
(3)  Following any written determination of no supervisory objection by the Director, the Board shall regularly monitor the contractor or service provider's performance to ensure that the contractor or service provider is complying with the written contract or engagement.  The Board shall immediately take appropriate action if the contractor or service provider is not complying with the written contract or engagement and shall maintain documentation of any such actions.

ARTICLE XIII
HOME MORTGAGE DISCLOSURE ACT ACTION PLAN
(1)  Within thirty (30) days of the date of this Order the Board shall forward to the Director for his review, pursuant to paragraph (2) of this Article, an Action Plan, including a timetable for the implementation of the Action Plan, to ensure compliance with the requirements of the Home Mortgage Disclosure Act, 12 U.S.C. § 2801, et seq. (HMDA), and its implementing regulation, 12 C.F.R. Part 1003 (Regulation C).  The Action Plan shall address, at a minimum, the following:
(a)  procedures to strengthen the Bank's HMDA and Community Reinvestment Act (CRA) auditing, including an increase in the sample size used to conduct such audits to at least 10 percent of the Bank's total loans;

(b)  a training program for Bank employees addressing the procedures and processes for collecting and reporting HMDA data and protecting that data's continued integrity; and
(c)  a detailed schedule for the timely correction of all deficiencies identified in the comprehensive review, and the full implementation of the measures outlined in this Action Plan.
(2)  Prior to adoption by the Board, a copy of the Action Plan developed pursuant to this Article shall be submitted to the Director for written determination of no supervisory objection.  At the next Board meeting following receipt of the Director's written determination of no supervisory objection, the Board shall adopt and the Bank (subject to Board review and ongoing monitoring) shall implement and thereafter ensure compliance with this Order, including, without limitation, successful implementation of the Action Plan.

ARTICLE XIV
COMPREHENSIVE BANK SECRECY ACT ACTION PLAN
(1)  Within sixty (60) days of the date of this Order, the Bank shall submit to the Director for a determination of no supervisory objection, an acceptable plan containing a complete description of the actions that are necessary and appropriate to achieve compliance with Articles XIV through XX of this Order (BSA Action Plan). In the event the Bank is asked to revise the BSA Action Plan, the Bank shall promptly make the requested revisions and resubmit the BSA Action Plan to the Director for written determination of no supervisory objection. Following  a determination of no supervisory objection of the BSA Action Plan by the Director, the Bank shall not take any action that would constitute a significant deviation from, or material change to, the requirements of the BSA Action Plan, unless and until the Bank has received a prior written determination of no supervisory objection from the Director.
(2)  The Board shall ensure that the Bank achieves and thereafter maintains compliance with this Order, including, without limitation, successful implementation of the  BSA Action Plan. The Board shall further ensure that, upon implementation of the BSA Action Plan, the Bank achieves and maintains an adequate BSA/AML compliance program as mandated by
12 U.S.C. § 1818(s) and 12 C.F.R. Part 21.  In order to comply with these requirements, the Board shall:
(a)  require the timely reporting by Bank management of such actions directed by the Board to be taken under this Order;
(b)  follow-up on any non-compliance with such actions in a timely and appropriate manner; and
(c)  require corrective action to be taken in a timely manner for any non- compliance with such actions.
(3)  The BSA Action Plan shall require, at a minimum:
(a)  a comprehensive review of the Bank's BSA/AML systems and programs, including an analysis of the improvements needed to develop and maintain an adequate BSA/AML compliance program; and
(b)  a detailed schedule for the timely correction of all deficiencies identified in the comprehensive review, including the technology deficiencies related to the Bank's suspicious activity monitoring and reporting.

ARTICLE XV
BANK SECRECY ACT OFFICER
(1)  Within ninety (90) days of the date of this Order, the Board shall ensure that the Bank has a permanent, qualified, and experienced BSA Officer who shall be vested with sufficient executive authority to fulfill the duties and responsibilities of the position. In the event that the position is vacated, the Board shall within ninety (90) days appoint a new BSA Officer according to the requirements of this Article.
(2)  Prior to the appointment of any individual to the BSA Officer position, the Board shall submit to the Director the following information:
(a)  the information sought in the "Changes in Directors and Senior Executive Officers" and "Background Investigations" booklets of the Comptroller's Licensing Manual, together with  legible fingerprint cards for the proposed individual;
(b)  a written statement of the Board's reasons for selecting the proposed officer; and
(c)  a written description of the proposed officer's duties and responsibilities.
(3)  The Director shall have the power to disapprove the appointment of the proposed BSA Officer. However, the lack of disapproval of such individual shall not constitute an approval or endorsement of the proposed BSA Officer.
(4)  The requirement to submit information and the prior disapproval provisions of this Article are based on the authority of 12 U.S.C. § 1818(b) and do not require the Comptroller or the Director to complete his/her review and act on any such information or authority in less than ninety (90) days.

ARTICLE XVI
BANK SECRECY ACT RISK ASSESSMENT
(1)  Within ninety (90) days of the date of this Order, the Board shall review, update, and implement a written institution-wide, ongoing BSA/AML Risk Assessment that accurately identifies the BSA/AML risks posed to the Bank after consideration of all pertinent information (Risk Assessment). The Risk Assessment shall reflect a comprehensive analysis of the Bank's vulnerabilities to money laundering and financial crimes activity and provide strategies to control risk and limit any identified vulnerabilities. The Risk Assessment methodology shall follow the risk assessment expectations and logic set forth in the 2010 FFIEC Bank Secrecy Act/Anti-Money Laundering  Examination Manual (Rev. April 29, 2010) ("FFIEC BSA/AML Examination Manual") and shall include:
(a)  the identification of activities and other elements that pose BSA risk to the Bank, including the Bank's: (i) products and services; (ii) customers and entities;
(iii) transactions; (iv) countries or geographic locations; and (v) methods that the Bank uses to interact with its customers (collectively, the "specific risk categories");
(b)  a detailed analysis of all pertinent data obtained regarding the specific risk categories, including but not necessarily limited to: (i) volumes and types of transactions and services by country or geographic location, and (ii) numbers of customers that typically pose higher BSA/AML risk, both by type of risk and by geographic location, so as to permit the Bank to revise or develop, as necessary, and implement appropriate policies, processes, and procedures to monitor and mitigate the Bank's BSA/AML risks within those risk categories. The analysis to be conducted shall include an evaluation of all relevant information obtained through the Bank's Customer Identification Program (CIP) and Customer Due Diligence Program (CDD);
(c)  an assessment of BSA/AML risk both individually within the Bank's business lines and on a consolidated basis across all Bank activities and legal entities, so as to permit the Bank to accurately identify BSA/AML risks and risk categories within and across specific lines of business and product categories;
(d)  a provision requiring that the Risk Assessment be updated at least every twelve (12) months so as to identify and respond to changes in the Bank's risk profile (such as when new products or services are introduced, existing products or services change, high-risk customers open or close accounts, or the Bank expands through mergers or acquisitions);
(e)  a provision requiring maintenance of appropriate documentation, including customer due diligence information, so as to be able to support the Risk Assessment's conclusions;
(f)  a provision requiring testing to confirm the reasonableness of the Risk Assessment that may be undertaken after the ninety (90) day period stated above. The written results of the testing shall be completed not more than one hundred eighty (180) days after the effective date of this Order; and
(g)  an assessment of the length of time that it takes to determine customer risk ratings at account opening or changes in customer ratings.

ARTICLE XVII
BSA INTERNAL CONTROLS AND HIGH RISK ACCOUNT IDENTIFICATION
(1)  Within ninety (90) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to provide for compliance with the BSA, as amended (31 U.S.C. §§ 5311, et seq.), the regulations promulgated thereunder at 31 C.F.R. Part 103, as amended, and 12 C.F.R. Part 21, Subparts B and C, and the rules and regulations of the Office of Foreign Assets Control (OFAC) (collectively referred to as the "Bank Secrecy Act" or "BSA") and for the appropriate identification and monitoring of transactions that pose greater than normal risk for compliance with the BSA.  This program shall include the following:
(a)  enhanced policies and procedures for timely identification and monitoring of transactions that pose greater than normal risk for compliance with the BSA;
(b)  enhanced policies and procedures for timely investigation and resolution of transactions that have been identified as posing greater than normal risk for compliance with the BSA;
(c)  enhanced policies and procedures for recording, maintaining, and recalling information about transactions that pose greater than normal risk for compliance with the BSA;

(d)  operating procedures for both the opening of new accounts and the monitoring of existing accounts, including collecting customers' identifying information, verifying customers' identification, maintaining identification records, and determining whether customers appear on any list of suspected terrorists or terrorist organizations; and
(e)  procedures for identification of varying risk factors and characteristics among those customers identified as "high-risk."
(2)  The BSA program shall include policies and procedures for maintenance of accurate systems for all Bank areas to produce and aggregate periodic reports designed to identify unusual or suspicious activity, including patterns of activity, to monitor and evaluate unusual or suspicious activity on a consolidated basis, and to maintain accurate information needed to produce these reports, to include at a minimum:
(a)  periodic reports covering one day, a number of days, and monthly reports that differentiate transactions that pose a greater than normal risk for compliance with the BSA;
(b)  periodic reports of all high-risk accounts that are newly-established, renewed, or modified; and
(c)  other periodic reports deemed necessary or appropriate by the BSA Officer or the Bank.
(3)  The BSA program shall include policies and procedures to provide for the application of appropriate thresholds for monitoring, both manually and using automated systems, all types of transactions, accounts, customers, products, services, and geographic areas that pose greater than normal risk for compliance with the BSA.  At a minimum, this written program shall establish:
(a)  meaningful thresholds for filtering accounts and customers for further monitoring, review, and analyses; and
(b)  periodic testing and monitoring of thresholds for their appropriateness to the Bank's customer base, products, services, and geographic area, including maintenance of documentation supporting the Bank's methodology establishing and developing the testing thresholds.
(4)  The BSA program shall include expanded account-opening procedures for all accounts that pose greater than normal risk for compliance with the BSA by requiring:
(a)  identification of all account owners and beneficial owners in compliance with applicable rules, regulations, and regulatory guidance;
(b)  documentation for all deposit account customers that pose greater than normal risk for compliance with the BSA consistent with that required by the FFIEC BSA/AML Examination Manual addressing enhanced due diligence for higher risk customers; and
(c)  any other due diligence required by this Order, the BSA Officer, or the Bank.
(5)  The Bank shall obtain the information required in the preceding paragraph (4) of this Article before renewing or modifying an existing customer's account within the scope of the preceding paragraph (4).
(6)  The BSA Program shall include expanded due diligence reviews on existing "high risk" customers and any existing customers that are reclassified as "high risk" as a result of the requirements of this Order.
(7)  The BSA Program shall include procedures to improve the collection and reporting of information related to currency transaction reports (CTR), and provide for additional controls in the secondary review process to ensure the accuracy of the CTRs.

ARTICLE XVIII
CUSTOMER DUE DILIGENCE
(1)  Within ninety (90) days of the date of this Order, the Board shall ensure that Bank management reviews and updates its risk-based processes to obtain and analyze appropriate customer due diligence information at the time of account opening and on an ongoing basis, and effectively uses this information to monitor for, and investigate, suspicious or unusual activity, that includes:
(a)  risk-based policy requirements regarding the identification of customers and the scope of due diligence information to be collected and documented;
(b)  for high-risk accounts, Bank management shall conduct and document its analyses of enhanced due diligence gathered to facilitate ongoing monitoring efforts including expectations for customer activities that are supported and periodically reviewed for reasonableness and are used as part of the ongoing monitoring process;
(c)  periodic evaluations of employee knowledge of, and adherence to, Bank policies and procedures for identifying customers and for gathering, analyzing, and documenting due diligence in order to determine whether additional or enhanced training should be conducted; and
(d)  procedures to address cases where there is on-going suspicious activity to ensure appropriate management review and determination of whether the customer relationship should be continued.

ARTICLE XIX
SUSPSICIOUS ACCOUNT MONITORING AND REPORTS
(1)  Within ninety (90) days of the date of this Order, the Board shall update, expand, and thereafter ensure the Bank's adherence to a written program to establish a system of internal controls and processes to ensure compliance with the  requirements to file Suspicious Activity Reports (SARs) set forth in 12 C.F.R. § 21.11, as amended. At a minimum, this written program shall be expanded to include:
(a)  procedures for identifying, monitoring and reporting suspicious activity, known or suspected violations of Federal law, violations of the BSA, or suspicious transactions related to potential money laundering activity, including suspicious activity relating to the opening of new accounts, the monitoring of current accounts, and the transfer of funds through the Bank;
(b)  procedures for reviewing and evaluating the transaction activity of subjects included in law enforcement requests (e.g., grand jury subpoenas, section 314(a) requests, or National Security Letters) and mortgage repurchase requests for suspicious activity;
(c)  procedures to improve the quality of SARs filed by the Bank by requiring the narrative section to be specific and clear and to include all of the information listed in the ROE that commenced on July 8, 2013; and
(d)  procedures requiring the Bank to file SARs every ninety (90) days for continuing suspicious activity.

ARTICLE XX
BANK SECRECY ACT INDEPENDENT TESTING
(1)  The Board shall ensure appropriate oversight of the BSA independent testing function. This includes ensuring appropriate scope (whether independent testing is performed by the audit staff or an independent third party), timing, reporting and the reliability of reports, and sufficiency of follow-up testing. Within sixty (60) days of the date of this Order, the Board shall review and evaluate the level of service and ability of the independent testing function for BSA matters currently being provided by any independent testing staff, including:
(a)  the Board's expectations of how its independent testing staff shall ensure the Bank's compliance with OFAC and the BSA;
(b)  an assessment of prior reports and management's response to those reports, and any recommended changes;
(c)  an evaluation of the independent testing tools, including technology, available;
(d)  an evaluation of the training, qualifications, and expertise of the Bank's audit staff to perform the independent testing function for BSA matters; and
(e)  establishing an annual independent testing plan using a risk-based approach sufficient to achieve these objectives.
(2)  The Board shall ensure that immediate actions are undertaken to remedy deficiencies cited in reports, and that appropriate staff maintain a written record describing those actions.
(3)  The Board shall evaluate the reports of any party providing independent testing services to the Bank, and shall assess the impact on the Bank of any deficiencies cited in such reports, and shall remedy any deficiencies identified.
(4)  Within one-hundred-twenty (120) days of the date of this Order, the Board shall revise and implement its BSA independent testing program to ensure compliance with the BSA in all areas of the Bank, including scope, testing, and documentation sufficient to:
(a)  detect irregularities in the Bank's operations;
(b)  determine the Bank's level of compliance with all applicable laws, rules, and regulations;
(c)  evaluate the Bank's adherence to established policies and procedures;
(d)  perform an appropriate level of testing to support the audit findings; and
(e)  ensure adequate audit coverage in all areas.

ARTICLE XXI
VIOLATIONS OF LAW
(1)  The Board shall require and the Bank shall immediately take all necessary steps to correct each violation of law, rule, or regulation cited in the most recent ROE or any subsequent ROE, or brought to the Board's or Bank's attention in writing by management, regulators, auditors, loan review, or other compliance efforts.  Within ninety (90) days after the violation is cited or brought to the Board's or Bank's attention, the Bank shall provide to the Board a list of any violations that have not been corrected.  This list shall include an explanation of the actions taken to correct the violation, the reasons why the violation has not yet been corrected, and a plan to correct the violation by a specified date.
(2)  The monthly progress reports required by Article I of this Order shall include the date and manner in which each correction has been effected during that reporting period.
(3)  Within ninety (90) days, the Board shall adopt and the Bank, subject to Board review and ongoing monitoring, shall implement and thereafter ensure adherence to:
(a)  specific procedures to prevent future violations as cited in the most recent ROE; and
(b)  general procedures addressing compliance management that incorporate internal control systems and education of employees regarding laws, rules, and regulations applicable to their areas of responsibility.
(4)  Upon adoption, a copy of these procedures shall be forwarded to the Director.

ARTICLE XXII
OTHER PROVISIONS
(1)  Although the Bank is by this Consent Order required to submit certain proposed actions and programs for the review or prior written determination of no supervisory objection of the Director, the Board has the ultimate responsibility for proper and sound management of the Bank and the completeness and accuracy of the Bank's books and records.
(2)  It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon it by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Order shall in any way inhibit, estop, bar or otherwise prevent the Comptroller from so doing.
(3)  Each citation or referenced guidance included in this Order includes any subsequent guidance that replaces, supersedes, amends, or revises the cited law, regulation, or guidance.
(4)  The provisions of this Order are effective upon issuance by the Comptroller, through his authorized representative whose hand appears below, and shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Order shall have been amended, suspended, waived, or terminated in writing by the Comptroller, through his authorized representative.
(5)  Except as otherwise expressly provided herein, any time limitations imposed by this Order shall begin to run from the effective date of this Order.
(6)  If the Bank requires a waiver or suspension of any provision or an extension of any timeframe within this Consent Order, the Board shall submit a written request to the Director asking for relief.  Any written requests submitted pursuant to this Article shall include a statement setting forth in detail, with relevant supporting documentation, the special facts and circumstances that support the waiver or suspension of any provision or an extension of a timeframe within this Consent Order.
(7)  The Director's decision concerning a request submitted pursuant to paragraph six (6) of this Article is final and not subject to further review.
(8)  In each instance in this Order in which the Board or a Board committee is required to ensure adherence to and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:
(a)  authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Consent Order;
(b)  require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Consent Order;
(c)  follow-up on any non-compliance with such actions in a timely and appropriate manner; and
(d)  require corrective action be taken in a timely manner of any non-compliance with such actions.
(9)  This Order is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. § 1818(b), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.
(10)  The OCC entered a Formal Agreement (FA) with the Bank dated November 30, 2012.  This Order replaces the FA in its entirety and, therefore, it is hereby terminated.  Provided, however, that no provision in this Order shall bar or otherwise limit any enforcement action the OCC may choose to initiate, in its discretion, against the Bank or its institution-affiliated parties, for any failure to comply with the FA while effective.

(11)  All reports or plans which the Bank or Board has agreed to submit to the Director pursuant to this Order shall be forwarded, by overnight mail, or via email, to the following:

    Director for Special Supervision                                                                                                  with a copy to:
    Comptroller of the Currency                                                                                                             Phoenix Field Office
    250 E. Street, S.W.                                                                                                            Comptroller of the Currency
    Mail Stop 7-4                                                                                                                            9633 S 48th Street Suite 265
    Washington, DC 20219                                                                                                               Phoenix, AZ 85044

The terms of this Order, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IT IS SO ORDERED, this 17th day of  December, 2013.

/s/ Henry Fleming______________________
Henry Fleming,
Director for Special Supervision

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
COMPTROLLER OF THE CURRENCY

In the Matter of: Los Alamos National Bank Los Alamos, New Mexico	) ) )	AA-EC-2013-107

STIPULATION AND CONSENT TO THE ISSUANCE
OF A CONSENT ORDER

WHEREAS, the Comptroller of the Currency of the United States of America ("Comptroller" or "OCC") intends to initiate cease and desist proceedings against Los Alamos National Bank, Los Alamos, New Mexico ("Bank") pursuant to 12 U.S.C. § 1818 through the issuance of a Notice of Charges, for unsafe or unsound banking practices relating to asset quality, earnings, management, the Bank Secrecy Act, and violations of law and regulation or the Formal Agreement;
WHEREAS, the Bank, in the interest of compliance and cooperation consents to the issuance of a Consent Order, dated December 17, 2013 ("Order") by executing this Stipulation and Consent to the Issuance of a Consent Order;
NOW THEREFORE, in consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:

ARTICLE I
JURISDICTION
(1)  The Bank is a national banking association chartered and examined by the
Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.

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(2)  The Comptroller is "the appropriate Federal banking agency" regarding the Bank pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).
(3)  The Bank is an "insured depository institution" within the meaning of 12 U.S.C.
§ 1818(b)(1).

ARTICLE II
AGREEMENT
(1)  The Bank, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Order by the Comptroller.
(2)  The Bank further agrees that said Order shall be deemed an "order issued with the consent of the depository institution" as defined in 12 U.S.C. § 1818(h)(2), and consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i).
(3)  Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law.  The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.
(4)  The Bank declares that no separate promise or inducement of any kind has been made by the Comptroller, or by his agents or employees, to cause or induce the Bank to consent to the issuance of the Consent Order and/or execute the Consent Order.
(5)  The Bank also expressly acknowledges that no officer or employee of the

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Comptroller has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller's exercise of his supervisory responsibilities.
(6)  The terms and provisions of the Stipulation and the Consent Order shall be binding upon, and inure to the benefit of, the parties hereto and their successors in interest. Nothing in this Stipulation or the Consent Order, express or implied, shall give to any person or entity, other than the parties hereto, and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Stipulation or the Consent Order.

ARTICLE III
WAIVERS
(1)  The Bank, by signing this Stipulation and Consent, hereby waives:
(a)  the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);
(b)  any and all procedural rights available in connection with the issuance of the Order;
(c)  all rights to a hearing and a final agency decision pursuant to 12 U.S.C.
§ 1818(i), 12 C.F.R. Part 19;
(d)  all rights to seek any type of administrative or judicial review of the
Order; and
(e)  any and all rights to challenge or contest the validity of the Order.

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ARTICLE IV
CLOSING PROVISIONS
(1)  The provisions of this Stipulation and Consent Order shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, it deems it appropriate to do so to fulfill the responsibilities placed upon it by the several laws of the United States of America.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set his hand on behalf of the Comptroller.

/s/ Henry Fleming                                                                                                                            12/17/2013
Henry Fleming                                                                                                                          Date
Director for Special Supervision

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IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ James E. Goodwin, Jr.	12/17/2013
James E. Goodwin, Jr.	Date

/s/ Jeffrey F. Howell	12/17/2013
Jeffrey F. Howell	Date

/s/ Deborah U. Johnson	12/17/2013
Deborah U. Johnson	Date

/s/ Jerry Kindsfather	12/17/2013
Jerry Kindsfather	Date

/s/ Arthur B. Montoya, Jr.	12/17/2013
Arthur B. Montoya, Jr.	Date

/s/ Charles A. Slocomb	12/17/2013
Charles A. Slocomb	Date

/s/ Steve W. Wells	12/17/2013
Steve W. Wells	Date

/s/ Robert P. Worcester	12/17/2013
Robert P. Worcester	Date

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